UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: December 30, 2009

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-08123

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS 60601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number including area code: (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1.               On December 30, 2009, we entered into an Agreement and Plan of Merger (“Agreement”) with Trinity Industries, Inc. (“Trinity”) and THP Merger Co. (“THP”), whereby Trinity will acquire all of our outstanding shares of Common Stock, par value $.01-2/3, (“Common Stock”), including the associated Rights (as defined in Item 3.03 below) (together, “Shares”) for $6.38 per Share in cash, without interest thereon and less any required withholding taxes (“Offer Price”).  The acquisition will be accomplished through a tender offer by THP (“Tender Offer”) for our Shares and, subject to the satisfaction of certain closing conditions, is expected to close in the first quarter of 2010.  The obligations of Trinity and THP provided for in the Agreement are not subject to a financing contingency.  Trinity is obligated to make cash payments in connection with the Tender Offer and the other transactions provided for in the Agreement.

We do not have any material relationship with Trinity or THP.

This summary of the principal terms of the Agreement and the copy of the Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Agreement and are not intended to modify or supplement any factual disclosures about the Company in our public reports filed with the Securities and Exchange Commission.  In particular, the Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company.

The Agreement provides that Trinity will cause THP to commence, and THP will commence, the Tender Offer no later than seven business days after the date of the Agreement.  In the Tender Offer, each Share of Common Stock accepted by THP in accordance with the terms of the Tender Offer will be exchanged for the right to receive the Offer Price.  Trinity will cause THP to accept for payment, and THP will accept for payment, all Shares validly tendered and not withdrawn, pursuant to the terms of the Tender Offer, as soon as practicable following the Tender Offer’s expiration date (in no event sooner than 20 business days after the Tender Offer has commenced).

THP’s obligation to accept for payment and pay for all Shares validly tendered pursuant to the Tender Offer is subject to the condition that the number of Shares of Common Stock validly tendered and not withdrawn represents at least sixty percent (60%) of the fully-diluted total number of Shares of Common Stock outstanding, assuming the exercise of all outstanding options and the conversion of any convertible securities (the “Minimum Condition”) as well as other customary closing conditions.  The Company has also granted to THP an irrevocable option (the “Purchaser Option”), which Trinity and THP may exercise within five business days after the acceptance for payment of, and payment by THP for, any Shares of Common Stock pursuant to the Offer, to purchase from the Company at the Offer Price the number of Shares of Common Stock equal to that number, when added to the Shares of Common Stock already owned by Trinity and THP following completion of the Tender Offer, constitutes one Share of Common Stock more than 90% of the Shares of Common Stock then outstanding on a fully diluted basis, but does not exceed 19.9% of the Shares outstanding on the date of the Agreement.  If Trinity and THP acquire more than 90% of the outstanding Shares of Common Stock, including through exercise of the Purchaser Option, the Merger will be completed through the “short form” procedures available under Delaware law.

The Agreement provides that following completion of the Tender Offer, THP will be merged with and into the Company (the “Merger”), with the Company surviving the merger as a wholly-owned subsidiary of Trinity.  At the effective time of the Merger, all remaining outstanding Shares not tendered in the Tender Offer (other than Shares (i) owned by Trinity, THP, the Company and its subsidiaries and (ii) for which appraisal has been properly demanded under Delaware law), will be acquired for cash at the Offer Price and on the terms and conditions set forth in the Agreement.

The Agreement contains certain termination rights by the Company and Trinity including, with respect to the Company, in the event that the Company receives an unsolicited superior proposal that the board of directors of the Company determines in good faith constitutes a superior proposal after taking into consideration any changes to the terms of the Agreement proposed by Trinity.  In connection with the termination of the Agreement under specified circumstances, including with respect to the acceptance of a superior proposal by the Company, the Company may be required to pay Trinity a termination fee equal to $3,000,000.  In addition, in the event the Agreement is terminated by either Trinity or the Company under certain circumstances and no termination fee is payable, the Company is required to pay all costs and expenses up to $1,250,000 incurred by Trinity and THP in connection with the Agreement and the Tender Offer, which payment will be offset against any termination fee which may become payable after termination of the Agreement.  The Agreement also provides that the Company may specifically enforce Trinity and THP’s obligations under the Agreement.

A copy of the Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.

The Agreement has been provided solely to inform investors of its terms.  The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company.  Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any of our subsidiaries and affiliates.

2.               In connection with our entering into the Agreement, we executed Amendments to the Change of Control Agreements we have with Bruce Reimer (our President and Chief Executive Officer), Daniel P. Gorey (our Executive Vice President and Chief Financial Officer) and Joan R. Riley (our Vice President and General Counsel) on December 29, 2009. The Amendments to each of the Change of Control Agreements clarify application of those agreements to comply with the Internal Revenue Code Sections 280G and 4999 and the tax regulations promulgated thereunder, in the event of a termination of employment to comply after a “change of control.”

Copies of the Amendments are attached as Exhibits 2.2, 2.3 and 2.4 hereto and are incorporated by reference.  The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS AS SECURITY HOLDERS.

1.               On December 30, 2009, we entered into Amendment No. 1 to Rights Agreement (Amendment No. 1”) between the Company and Computershare Trust Company, N. A. (the “Rights Agent”.)  Amendment No. 1 amends the terms of that certain Rights Agreement, dated as of March 16, 2009, between the Company and the Rights Agent (the “Rights Agreement.”) Amendment No. 1

was entered into in order to ensure that the Agreement, the Tender Offer, the Purchaser Option, the Merger or the consummation of any other transaction contemplated by the Agreement does not trigger the distribution and/or exercise of the Rights (as defined in the Rights Agreement).  Amendment No. 1 provides that, among other provisions, (a) no Person ( as defined in the Rights Agreement ) will be or become an Acquiring Person (as defined in the Rights Agreement) as a result of, among other events, the execution and delivery of the Agreement, the Tender Offer, the Purchaser Option, the Merger or the other transactions contemplated by the Agreement; (b) no Stock Acquisition Date (as defined in the Rights Agreement) or Distribution Date (as defined in the Rights Agreement) will occur as a result of, among other events, the execution and delivery of the Agreement, the Tender Offer, the Purchaser Option, the Merger or the other transactions contemplated by the Agreement; and (c) the Rights will expire immediately prior to the Effective Time (as defined in the Agreement.)

A copy of Amendment No. 1 is attached as Exhibit 2.5 hereto and is incorporated by reference. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1.

2.               A copy of a press release issued by the Company on December 30, 2009 concerning the foregoing is attached as Exhibit 99.1 hereto.

Notice

The Tender Offer described herein has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities.  At the time the Tender Offer is commenced, THP and Trinity will file a Tender Offer statement on Schedule TO with the SEC, and we will file a solicitation/recommendation statement on Schedule 14D-9, with respect to the Tender Offer.  The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned Tender Offer.  Those materials will be made available to the Company’s stockholders at no expense to them.  In addition, all of those materials (and all other Tender Offer documents filed with the SEC) will be made available at no charge on the SEC’s website:
www.sec.gov.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

2.1                                 Agreement and Plan of Merger dated as of December 30, 2009 among Trinity Industries, Inc., THP Merger Co. and Quixote Corporation.

2.2                                 Amendment dated as of December 29, 2009 by and between Quixote Corporation and Bruce Reimer.

2.3                                 Amendment dated as of December 29, 2009 by and between Quixote Corporation and Daniel P. Gorey.

2.4                                 Amendment dated as of December 29, 2009 by and between Quixote Corporation and Joan R. Riley.

2.5                                 Amendment No. 1 to Rights Agreement dated as of December 30, 2009 between Quixote Corporation and Computershare Trust Company, N. A.

99.1                           Press Release issued by Quixote Corporation and Trinity Industries, Inc. dated December 30, 2009.

*Pursuant to Item 601(b)(2) of Regulation S-K, the Registrant hereby agrees to furnish to the Securities and Exchange Commission upon request a supplementary copy of any omitted exhibit or schedule to the Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: December 30, 2009	QUIXOTE CORPORATION

/s/ Daniel P. Gorey
DANIEL P. GOREY
Executive Vice President, Chief Financial
Officer
(Chief Accounting Officer)

Index to Exhibits

2.1                                 Agreement and Plan of Merger dated as of December 30, 2009 among Trinity Industries, Inc., THP Merger Co. and Quixote Corporation.

2.2                                 Amendment dated as of December 29, 2009 by and between Quixote Corporation and Bruce Reimer.

2.3                                 Amendment dated as of December 29, 2009 by and between Quixote Corporation and Daniel P. Gorey.

2.4                                 Amendment dated as of December 29, 2009 by and between Quixote Corporation and Joan R. Riley.

2.5                                Amendment No. 1 to Rights Agreement dated as of December 30, 2009 between Quixote Corporation and Computershare Trust Company, N. A.

99.1                           Press Release issued by Quixote Corporation and Trinity Industries, Inc. dated December 30, 2009.